Exhibit 99.1

Ventas, Inc.	111 South Wacker Drive, Suite 4800	Chicago, Illinois 60606	(877) 4-VENTAS	www.ventasreit.com

Contact:	David J. Smith
(877) 4-VENTAS

VENTAS REPORTS $0.69 PER DILUTED SHARE THIRD QUARTER NORMALIZED FFO

Normalized FFO Per Share Increases 4.5 Percent in Third Quarter Versus Prior Year

Balance Sheet and Liquidity Strong; $730 Million Liquidity Available

Company Adjusts Full Year 2008 Normalized FFO Per Share Guidance to $2.71 to $2.74

CHICAGO, IL (November 4, 2008) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that third quarter 2008 normalized Funds from Operations (“FFO”) increased 9.6 percent to $97.2 million, from $88.7 million in the third quarter of 2007. Normalized FFO per diluted common share increased 4.5 percent, to $0.69 in the third quarter of 2008, compared to $0.66 in the third quarter of 2007.

Third quarter normalized FFO benefited from rental increases from the Company’s triple-net lease portfolio, higher revenues at the Company’s senior living and medical office building (“MOB”) operating portfolio, accretive investments and lower interest expense, offset in part by increased general and administrative expenses and higher expenses at the Company’s operating portfolio. Higher weighted average diluted shares outstanding of 141.1 million in the third quarter of 2008, compared to 133.5 million in the third quarter of 2007, impacted per share amounts. Normalized FFO for the three months ended September 30, 2008 excludes the net benefit (totaling $16.7 million) principally from the reversal of a $23.3 million previously recorded contingent liability, partially offset by a $6.0 million valuation allowance on real estate mortgage loans receivable and merger-related and other costs.

“We are pleased with 4.5 percent growth in normalized FFO per diluted share this quarter, which demonstrates the strength of our portfolio. Importantly, our balance sheet and liquidity are strong and our diverse portfolio of triple-net leases and operating assets continues to deliver reliable cash flows and positive results,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “We are operating from a position of safety that is paramount in today’s challenging capital and economic environment.”

Normalized FFO for the nine months ended September 30, 2008 increased 18.7 percent to $288.2 million, or $2.08 per diluted common share, from $242.9 million, or $2.03 per diluted common share, for the comparable 2007 period. Normalized FFO for the nine months ended September 30, 2008 excludes the net benefit (totaling $29.3 million) from income taxes and the previously recorded contingent liability reversal, offset by the valuation allowance on real estate mortgage loans receivable and merger-related and other costs.

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Ventas Reports Third Quarter Results

November 4, 2008

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), in the third quarter of 2008 increased 17.3 percent, to $113.9 million from $97.1 million from the prior year. NAREIT FFO per diluted common share rose 11.0 percent to $0.81, from $0.73 per diluted common share a year earlier. This increase in FFO is principally due to the benefit of the previously recorded contingent liability reversal, offset in part by the valuation allowance on real estate mortgage loans receivable and lower income tax benefit compared to the third quarter of 2007. Higher weighted average diluted shares outstanding in the third quarter of 2008 over the prior year impacted per share amounts.

NAREIT FFO for the nine months ended September 30, 2008 increased 14.5 percent to $317.5 million, or $2.29 per diluted common share, from $277.3 million, or $2.32 per diluted common share, for the comparable 2007 period. The decrease in NAREIT FFO per diluted common share is principally due to a $24.3 million gain from foreign currency hedges in 2007 and higher weighted average diluted shares outstanding in 2008.

UPDATED NORMALIZED FFO GUIDANCE FOR 2008

Ventas currently expects its 2008 normalized FFO per diluted share to be between $2.71 and $2.74, as compared to previous 2008 guidance of $2.75 to $2.82 per diluted share. This change is primarily the result of the Company’s proactive steps to increase its liquidity; economic factors; dead deal costs; the impact of foreign currency changes; and higher weighted average shares outstanding.

“We are committed to preserving the Company’s financial strength and increasing long-term value for shareholders,” Cafaro said. “We believe that, to be successful in today’s environment, companies must have low leverage, limited near term maturities and continued access to capital. As a result of our efforts during the last few years, Ventas has all three. While our actions may affect near term earnings at the margin, they are the right thing to do to ensure that Ventas remains strong through this extremely challenging time in the markets and our economy.”

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance (and related U.S. generally accepted accounting principals (“GAAP”) earnings projections) excludes (a) gains and losses on the sales of assets, (b) the impact of future, unannounced acquisitions, divestitures (including pursuant to tenant options to purchase) and capital transactions, (c) merger-related costs and expenses that are not capitalized under GAAP, including transitional and severance expenses, amortization of fees related to acquisition financing and costs, gains and losses for foreign currency hedge agreements, (d) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early retirement or payment of the Company’s debt, (e) dilution resulting from the Company’s convertible notes, (f) the non-cash effect of income tax benefits, and (g) the reversal or incurrence of contingent liabilities.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

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Ventas Reports Third Quarter Results

November 4, 2008

SUNRISE PORTFOLIO

Total Portfolio

The Company’s operating portfolio contains 79 seniors housing communities in North America that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”). Ventas owns 100 percent of 18 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 61 communities, with Sunrise owning the minority interest in those 61 communities.

Net Operating Income after management fees (“NOI”) for those 79 communities was $35.2 million for the three months ended September 30, 2008, compared to $34.0 million for 78 communities during the three months ended September 30, 2007. For the 78 communities Ventas owned in the third quarter of 2008 and 2007, NOI increased four percent, average daily rate increased three percent and occupancy was stable at 91 percent.

72 Same Store Stabilized Community Results

For the 72 Sunrise communities that were stabilized in both the third quarter of 2008 and the third quarter of 2007, total community NOI was $33.3 million in 2008 versus $33.0 million for the comparable 2007 period. Average daily rate in these same store stabilized communities increased three percent versus the third quarter of 2007. These same store stabilized communities averaged 92 percent occupancy during the third quarter of 2008, compared to 91 percent in the second quarter of 2008 and 93 percent in the third quarter of 2007.

Three Communities in Lease-up

Ventas’s Sunrise portfolio also contains three recently developed communities that are in lease-up. Total community NOI for the three lease-up communities was $0.3 million during the third quarter of 2008, which was unchanged from the second quarter of 2008.

Average occupancy in this three community pool increased from 54 percent to 59 percent. The occupancy increase is partially due to a four percentage point sequential quarterly increase in occupancy, to 70 percent, for the two “mansion” assisted living communities included in the lease-up portfolio. Average occupancy for the 229-unit independent living community located in Ontario and acquired by the Company in December 2007 (“Steeles”) increased to 52 percent in the third quarter of 2008 from 46 percent in the second quarter of 2008.

During the third quarter of 2008, two communities were reclassified from lease-up to stabilized.

GAAP NET INCOME

Net income applicable to common shares for the quarter ended September 30, 2008 was $64.7 million, or $0.46 per diluted common share, after discontinued operations of $0.6 million, compared with net income applicable to common shares for the quarter ended September 30, 2007 of $28.0 million, or $0.21 per diluted common share, after discontinued operations of $0.8 million.

Net income applicable to common shares for the nine months ended September 30, 2008 was $167.8 million, or $1.21 per diluted common share, after discontinued operations of $29.7 million, compared with net income applicable to common shares for the nine months ended September 30, 2007 of $247.7 million, or $2.07 per diluted common share, after discontinued operations of $138.0 million.

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Ventas Reports Third Quarter Results

November 4, 2008

THIRD QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Liquidity & Balance Sheet

•

Ventas’s $850 million unsecured revolving credit facilities (the “Credit Facilities”) are due April 2010. The Company has exercised its option to extend the term. Borrowings under the Credit Facilities are currently priced at either LIBOR plus 75 basis points or the Prime Rate.

•	At November 4, 2008, the Company has $223 million outstanding under its Credit Facilities, and $623 million of undrawn availability.

•	At November 4, 2008, the Company has $106 million of cash and short-term cash investments primarily invested in United States treasury money market funds.

•	Year to date, Ventas has purchased at a net discount in open market transactions $138.6 million aggregate principal amount of its 8 3/4% senior notes due 2009 and its 6 3/4% senior notes due 2010.

•	Year to date, Ventas has repaid $118.8 million of its mortgage debt obligations.

•

As of November 4, 2008: The Company has no remaining 2008 principal debt maturities. Its 2009 principal debt maturities total $219 million (excluding in each case normal monthly amortization payments). Net of the Company’s $106 million in cash and short-term investments, the Company’s debt maturities approximate $113 million through December 31, 2009. Additional detail on the Company’s debt maturities can be found in an attachment to this press release and is available on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

•	In August 2008, Ventas raised $217.2 million through the issuance and sale of 4.8 million shares of its common stock, after deducting the underwriter’s discount.

•	The Company’s debt to total capitalization at September 30, 2008 was approximately 31 percent. Its net debt to pro forma EBITDA was 4.7x.

•

The Company benefited in the third quarter from the reversal of a previously recorded contingent liability in the amount of $23.3 million. The Company no longer expects to make any payments relating to that contingent liability and, therefore, the liability was removed from its balance sheet and included in its income for the quarter.

•

Lehman Commercial Paper, Inc. (“Lehman”) is a named lender under the Credit Facilities and has a $20 million funding commitment (approximately 2% of the aggregate borrowing capacity under the Credit Facilities) to the Company. Lehman has defaulted on its obligations to fund the Company’s borrowing requests, and the Company is seeking an assignment of this portion of its Credit Facilities, through Lehman’s Chapter 11 proceeding, to a third party investor who the Company believes represents the economic interest in such obligation.

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Ventas Reports Third Quarter Results

November 4, 2008

Investments

•

In August 2008, Ventas purchased two fully leased MOBs, containing 176,000 square feet, for an aggregate purchase price of $40 million. The seller, a new MOB relationship for Ventas, is an experienced, private developer and manager of MOBs based in the southeast United States. These MOBs, located outside of Atlanta, Georgia, are on the campus of and attached to a full-service acute care hospital. The Company expects to receive a first year NOI (net operating income) yield of over seven percent on its investment. The seller will continue to provide management and leasing services for these MOBs.

•

In September and October 2008, as part of its previously announced option to invest in certain pre-leased MOB developments, Ventas funded $3.9 million as an initial investment in a joint venture (“JV”) that has commenced development of a 98,000 square foot MOB in Greenville, South Carolina, affiliated with an A-rated hospital system, that is approximately 88 percent pre-leased. The MOB is expected to be completed in the second half of 2009 at a total development cost to Ventas of approximately $25 million. Ventas has a 95 percent ownership interest in the JV. Ventas’s JV partner, a nationally recognized private developer of MOBs and healthcare facilities, will also provide management and leasing services for the MOB.

•

In October 2008, as part of the same option arrangement, Ventas funded $3.2 million as an initial investment in a JV to develop a 75,000 square foot MOB located on a hospital campus, affiliated with an A-rated hospital system, in suburban Denver, Colorado that is approximately 58 percent pre-leased. The project is under construction and is expected to be completed in the second half of 2009 at a total development cost to Ventas of approximately $20 million.

•

In October 2008, the Company entered into an agreement with a nationally recognized developer of medical office properties to acquire, subject to certain conditions, up to a 90 percent interest in a 77,000 square foot MOB, currently under construction by the developer, on a hospital campus, with investment grade rated bonds, outside of Baltimore, Maryland. The transaction with this developer represents a new MOB relationship for Ventas. If Ventas acquires an interest in the MOB under its agreement, the price to Ventas should approximate $21 million. The MOB is 63 percent pre-leased and is expected to be completed in late 2009 or early 2010.

•

Ventas’s MOB portfolio now consists of 1.5 million square feet. The Company now has existing partnerships with six quality MOB developer-operators, including five of the top 20 MOB developers in the U.S.

•

On September 30, 2008, Ventas purchased at a discount $20 million aggregate principal amount of unsecured corporate debt issued by three premier publicly traded hospital operators. These debt instruments have effective interest rates of 9.5 percent to maturity.

Dispositions

•

As previously announced, Ventas entered into an agreement to sell five seniors housing assets to the current tenant for an aggregate sale price of $62.5 million. The contract price represents $145,000 per unit and a capitalization rate of approximately 6.5 percent on rent and EBITDAR (earnings before interest, taxes, depreciation, amortization and rent) at the assets. Although there can be no assurances, the Company expects to close the sale in the fourth quarter of 2008 and record a gain.

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Ventas Reports Third Quarter Results

November 4, 2008

Portfolio

•

Average occupancy for the Company’s 72 same store stabilized portfolio of private-pay seniors housing communities managed by Sunrise increased to 92 percent in the third quarter of 2008 from 91 percent in the second quarter of 2008.

•

NOI for the 78 senior living communities managed by Sunrise and owned by Ventas in the third quarter of 2008 and 2007 increased four percent, average daily rate increased three percent and occupancy was stable at 91 percent.

•

The 203 skilled nursing facilities (“SNFs”) and hospitals (“LTACs”) leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.2 times for the trailing twelve-month period ended June 30, 2008 (the latest date available).

•

The borrowers under three related first mortgage loans (the “Sunwest Loans”) totaling $20 million have defaulted on their obligations to pay monthly principal and interest to Ventas. The Sunwest Loans were made in 2005 to affiliates of Sunwest Management, Inc. (“Sunwest”). The Sunwest Loans are secured by four seniors housing communities containing approximately 300 units and are guaranteed by Sunwest and personally by two of the principals of Sunwest (the “Sunwest Guaranty”). The Company has initiated foreclosure action on each asset. At the Company’s request, a receiver has been appointed at two of the assets and should be appointed at two of the assets shortly. The receivers will operate the assets for the benefit of the Company and other claimants. The Company has also initiated a collection and enforcement action on the Sunwest Guaranty. The Company intends to vigorously pursue all of its rights and remedies and take all appropriate actions to recover all amounts due to it under the Sunwest Loans and the Sunwest Guaranty. However, due to the current capital markets and economic environment, the Company has recorded a valuation allowance of $6 million respecting the Sunwest Loans in the quarter.

•

Supplemental information regarding Ventas’s portfolio of 518 seniors housing and healthcare assets, including two MOBs under development, is available on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

Additional Information

•	The Company’s third quarter 2008 dividend of $0.5125 per share represents a payout ratio of approximately 75 percent of the Company’s third quarter normalized FFO per diluted share.

•	The Company confirmed that none of its executive officers have pledged any of their Ventas equity securities to secure “margin loans.”

THIRD QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on November 5, 2008, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (617) 801-9715. The participant passcode is “Ventas.” The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc. is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 518 seniors housing and healthcare-related properties located in 43 states and two Canadian provinces. Its

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Ventas Reports Third Quarter Results

November 4, 2008

diverse portfolio includes 253 seniors housing communities, 192 skilled nursing facilities, 41 hospitals, 32 medical office and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties, as applicable, to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants, borrowers and managers, as applicable, to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (m) final determination of the Company’s taxable net income for the year ending December 31, 2008; (n) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (o) risks associated with the Company’s seniors housing communities managed by Sunrise Senior Living, Inc. (together with its subsidiaries, “Sunrise”), including the timely delivery of accurate property-level financial results for the Company’s properties; (p) factors causing volatility in the Company’s revenues generated by its seniors housing communities managed by Sunrise, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs and professional and general liability claims; (q) the movement of U.S. and Canadian exchange rates; (r) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (s) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, as applicable, resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of these liabilities; (t) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (u) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (v) the impact of the Sunrise strategic review process and accounting, legal and regulatory issues. Many of these factors are beyond the control of the Company and its management.

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Ventas Reports Third Quarter Results

November 4, 2008

CONSOLIDATED BALANCE SHEETS

As of September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007

(In thousands, except per share amounts)

	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007
Assets
Real estate investments:
Land	$567,474	$569,711	$567,523	$572,092	$564,462
Buildings and improvements	5,703,731	5,702,197	5,669,237	5,720,089	5,548,808

	6,271,205	6,271,908	6,236,760	6,292,181	6,113,270
Accumulated depreciation	(951,523)	(905,608)	(855,148)	(816,352)	(765,598)

Net real estate property	5,319,682	5,366,300	5,381,612	5,475,829	5,347,672
Loans receivable, net	113,606	118,565	19,945	19,998	35,556

Net real estate investments	5,433,288	5,484,865	5,401,557	5,495,827	5,383,228
Cash and cash equivalents	115,923	29,268	51,347	28,334	28,573
Escrow deposits and restricted cash	43,841	40,038	52,621	54,077	89,807
Deferred financing costs, net	19,292	20,742	21,978	22,836	22,280
Notes receivable-related parties	1,769	1,752	2,109	2,092	2,144
Other	200,735	140,396	122,176	113,462	135,588

Total assets	$5,814,848	$5,717,061	$5,651,788	$5,716,628	$5,661,620

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$3,135,350	$3,251,418	$3,157,111	$3,360,499	$3,267,705
Deferred revenue	7,564	8,050	8,700	9,065	9,665
Accrued interest	46,255	20,261	46,748	20,790	46,752
Accounts payable and other accrued liabilities	152,666	142,399	142,386	173,576	152,753
Deferred income taxes	256,525	282,080	286,153	297,590	313,987

Total liabilities	3,598,360	3,704,208	3,641,098	3,861,520	3,790,862

Minority interest	28,901	30,957	32,316	31,454	26,781

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 143,293, 138,477, 138,369, 133,665 and 133,451 shares issued at September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007, respectively	35,823	34,619	34,592	33,416	33,371
Capital in excess of par value	2,242,345	2,021,074	2,015,661	1,821,294	1,817,809
Accumulated other comprehensive income	4,835	12,831	14,819	17,416	6,652
Retained earnings (deficit)	(95,414)	(86,610)	(86,698)	(47,846)	(13,761)
Treasury stock, 0, 0, 0, 14 and 3 shares at September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007 and September 30, 2007, respectively	(2)	(18)	—	(626)	(94)

Total stockholders’ equity	2,187,587	1,981,896	1,978,374	1,823,654	1,843,977

Total liabilities and stockholders’ equity	$5,814,848	$5,717,061	$5,651,788	$5,716,628	$5,661,620

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Ventas Reports Third Quarter Results

November 4, 2008

CONSOLIDATED STATEMENTS OF INCOME

For the Three and Nine Months Ended September 30, 2008 and 2007

(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Rental income	$124,581	$118,365	$369,156	$350,970
Resident fees and services	108,610	103,938	323,648	175,338
Income from loans and investments	3,426	477	5,373	2,115
Interest and other income	1,937	712	3,633	2,411

Total revenues	238,554	223,492	701,810	530,834

Expenses:
Interest	51,344	52,961	155,842	145,355
Depreciation and amortization	50,969	69,833	179,892	158,867
Property-level operating expenses	81,698	71,382	230,497	122,730
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,326 and $1,768 for the three months ended 2008 and 2007, respectively, and $7,816 and $5,602 for the nine months ended 2008 and 2007, respectively)	11,626	9,315	29,493	24,919
Foreign currency (gain) loss	(45)	116	(151)	(24,245)
Merger-related expenses	1,248	1,535	3,128	2,327
Loss (gain) on extinguishment of debt	344	(88)	460	(88)

Total expenses	197,184	205,054	599,161	429,865

Income before reversal of contingent liability, income taxes, minority interest and discontinued operations	41,370	18,438	102,649	100,969
Reversal of contingent liability	23,328	—	23,328	—
Income tax benefit, net of minority interest	415	9,463	14,165	15,074

Income before minority interest and discontinued operations	65,113	27,901	140,142	116,043
Minority interest, net of tax	1,040	675	2,063	1,088

Income from continuing operations	64,073	27,226	138,079	114,955
Discontinued operations	622	788	29,734	137,962

Net income	64,695	28,014	167,813	252,917
Preferred stock dividends and issuance costs	—	—	—	5,199

Net income applicable to common shares	$64,695	$28,014	$167,813	$247,718

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.46	$0.20	$1.00	$0.92
Discontinued operations	0.00	0.01	0.21	1.16

Net income applicable to common shares	$0.46	$0.21	$1.21	$2.08

Diluted:
Income from continuing operations applicable to common shares	$0.46	$0.20	$1.00	$0.92
Discontinued operations	0.00	0.01	0.21	1.15

Net income applicable to common shares	$0.46	$0.21	$1.21	$2.07

Weighted average shares used in computing earnings per common share:
Basic	140,759	133,205	138,433	118,989
Diluted	141,141	133,503	138,859	119,422

Dividends declared per common share	$0.5125	$0.475	$1.5375	$1.425

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Ventas Reports Third Quarter Results

November 4, 2008

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2008 Quarters			2007 Quarters
	Third	Second	First	Fourth	Third
Revenues:
Rental income	$124,581	$122,878	$121,697	$121,795	$118,365
Resident fees and services	108,610	107,312	107,726	106,888	103,938
Income from loans and investments	3,426	1,480	467	471	477
Interest and other income	1,937	832	864	583	712

Total revenues	238,554	232,502	230,754	229,737	223,492

Expenses:
Interest	51,344	52,040	52,458	54,304	52,961
Depreciation and amortization	50,969	57,619	71,304	71,661	69,833
Property-level operating expenses	81,698	71,842	76,957	75,395	71,382
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,326, $2,541, $1,949, $1,891 and $1,768, respectively)	11,626	9,610	8,257	11,506	9,315
Foreign currency (gain) loss	(45)	(27)	(79)	(35)	116
Merger-related expenses	1,248	1,234	646	652	1,535
Loss (gain) on extinguishment of debt	344	195	(79)	—	(88)

Total expenses	197,184	192,513	209,464	213,483	205,054

Income before reversal of contingent liability, income taxes, minority interest and discontinued operations	41,370	39,989	21,290	16,254	18,438
Reversal of contingent liability	23,328	—	—	—	—
Income tax benefit, net of minority interest	415	3,712	10,038	12,968	9,463

Income before minority interest and discontinued operations	65,113	43,701	31,328	29,222	27,901
Minority interest, net of tax	1,040	545	478	610	675

Income from continuing operations	64,073	43,156	30,850	28,612	27,226
Discontinued operations	622	27,910	1,202	789	788

Net income applicable to common shares	$64,695	$71,066	$32,052	$29,401	$28,014

Earnings per common share:
Basic:
Income from continuing operations applicable to common shares	$0.46	$0.31	$0.23	$0.21	$0.20
Discontinued operations	0.00	0.20	0.01	0.01	0.01

Net income applicable to common shares	$0.46	$0.51	$0.24	$0.22	$0.21

Diluted:
Income from continuing operations applicable to common shares	$0.46	$0.31	$0.22	$0.21	$0.20
Discontinued operations	0.00	0.20	0.01	0.01	0.01

Net income applicable to common shares	$0.46	$0.51	$0.23	$0.22	$0.21

Shares used in computing earnings per common share:
Basic	140,759	138,133	136,381	133,300	133,205
Diluted	141,141	138,737	136,673	133,685	133,503

Dividends declared per common share	$0.5125	$0.5125	$0.5125	$0.475	$0.475

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Ventas Reports Third Quarter Results

November 4, 2008

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2008 and 2007

(In thousands)

	For the Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income	$167,813	$252,917
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	180,780	162,501
Amortization of deferred revenue and lease intangibles, net	(7,202)	(6,629)
Other amortization expenses	878	1,981
Stock-based compensation	7,816	5,602
Straight-lining of rental income	(11,215)	(12,932)
Gain on extinguishment of debt	(63)	—
Gain on sale of real estate assets (including amounts in discontinued operations)	(25,869)	(129,478)
Income tax benefit	(14,165)	(15,074)
Loss on bridge financing	—	2,550
Reversal of contingent liability	(23,328)	—
Provision for loan losses	5,994	—
Other	2,767	(378)
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(1,294)	16,844
Increase in accrued interest	25,424	22,628
(Decrease) increase in other liabilities	(11,860)	47,959

Net cash provided by operating activities	296,476	348,491
Cash flows from investing activities:
Net investment in real estate property	(47,287)	(1,310,186)
Investment in loans receivable	(98,826)	—
Purchase of marketable debt securities	(63,680)	—
Proceeds from sale of assets	58,379	157,400
Proceeds from sale of securities	—	7,773
Proceeds from loans receivable	122	23,764
Capital expenditures	(12,174)	(3,962)
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	—	9,000
Other	322	322

Net cash used in investing activities	(163,144)	(1,115,889)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(172,216)	130,559
Issuance of bridge financing	—	1,230,000
Repayment of bridge financing	—	(1,230,000)
Proceeds from debt	10,359	9,410
Repayment of debt	(83,146)	(143,775)
Debt and preferred stock issuance costs	—	(4,300)
Payment of deferred financing costs	(655)	(5,534)
Issuance of common stock, net	408,540	1,045,729
Cash distribution to preferred stockholders	—	(3,449)
Cash distribution to common stockholders	(215,381)	(219,253)
Other	6,952	(295)

Net cash (used in) provided by financing activities	(45,547)	809,092

Net increase in cash and cash equivalents	87,785	41,694
Effect of foreign currency translation on cash and cash equivalents	(196)	(14,367)
Cash and cash equivalents at beginning of period	28,334	1,246

Cash and cash equivalents at end of period	$115,923	$28,573

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Ventas Reports Third Quarter Results

November 4, 2008

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2008 Quarters			2007 Quarters
	Third	Second	First	Fourth	Third
Cash flows from operating activities:
Net income	$64,695	$71,066	$32,052	$29,401	$28,014
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	50,969	57,975	71,836	72,544	70,716
Amortization of deferred revenue and lease intangibles, net	(1,819)	(2,272)	(3,111)	(3,190)	(3,027)
Other amortization expenses	(251)	491	638	475	322
Stock-based compensation	3,326	2,541	1,949	1,891	1,768
Straight-lining of rental income	(3,786)	(3,670)	(3,759)	(4,379)	(4,326)
Loss (gain) on extinguishment of debt	28	17	(108)	—	—
Gain on sale of real estate assets (including amounts in discontinued operations)	—	(25,869)	—	—	—
Income tax benefit	(415)	(3,712)	(10,038)	(12,968)	(9,463)
Reversal of contingent liability	(23,328)	—	—	—	—
Provision for loan losses	5,994	—	—	—	—
Other	1,030	936	801	(264)	463
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(7,388)	(9,634)	15,728	30,683	25,972
Increase (decrease) in accrued interest	25,994	(26,528)	25,958	(27,534)	25,125
Increase (decrease) in other liabilities	9,601	5,859	(27,320)	(33,525)	46,570

Net cash provided by operating activities	124,650	67,200	104,626	53,134	182,134
Cash flows from investing activities:
Net investment in real estate property	(40,927)	(389)	(5,971)	(54,604)	(81,835)
Investment in loans receivable	—	(98,826)	—	—	—
Purchase of marketable debt securities	(18,900)	(44,780)	—	—	—
Proceeds from real estate disposals	—	58,379	—	—	—
Proceeds from loans receivable	(166)	226	62	(525)	643
Capital expenditures	(7,694)	(3,548)	(932)	(4,225)	(2,242)
Escrow funds returned from an Internal Revenue Code Section 1031 exchange	—	—	—	—	9,000
Other	(18)	357	(17)	52	(18)

Net cash used in investing activities	(67,705)	(88,581)	(6,858)	(59,302)	(74,452)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(88,800)	88,800	(172,216)	46,027	(25,641)
Proceeds from debt	4,005	1,353	5,001	44,422	1,095
Repayment of debt	(30,529)	(23,413)	(29,204)	(40,838)	(12,059)
Payment of deferred financing costs	34	(14)	(675)	(2,322)	(131)
Issuance of common stock, net	216,872	—	191,668	1,589	(250)
Cash distribution to common stockholders	(73,499)	(70,976)	(70,906)	(63,486)	(63,411)
Other	1,695	3,391	1,866	11,165	2,099

Net cash provided by (used in) financing activities	29,778	(859)	(74,466)	(3,443)	(98,298)

Net increase (decrease) in cash and cash equivalents	86,723	(22,240)	23,302	(9,611)	9,384
Effect of foreign currency translation on cash and cash equivalents	(68)	161	(289)	9,372	(10,949)
Cash and cash equivalents at beginning of period	29,268	51,347	28,334	28,573	30,138

Cash and cash equivalents at end of period	$115,923	$29,268	$51,347	$28,334	$28,573

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Ventas Reports Third Quarter Results

November 4, 2008

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2008 Quarters			2007 Quarters
	Third	Second	First	Fourth	Third
Net income applicable to common shares	$64,695	$71,066	$32,052	$29,401	$28,014
Adjustments:
Depreciation and amortization on real estate assets	50,783	57,435	71,124	71,483	69,666
Depreciation on real estate assets related to minority interest	(1,590)	(1,578)	(1,501)	(1,391)	(1,420)
Discontinued operations:
Gain on sale of real estate assets	—	(25,869)	—	—	—
Depreciation and amortization on real estate assets	—	356	532	884	883

FFO	113,888	101,410	102,207	100,377	97,143
Gain on foreign currency hedge	—	—	—	—	—
Preferred stock issuance costs	—	—	—	—	—
Bridge loan fee	—	—	—	—	—
Merger-related expenses	1,248	1,234	646	652	1,535
Reversal of contingent liability	(23,328)	—	—	—	—
Provision for loan losses	5,994	—	—	—	—
Income tax benefit	(982)	(4,171)	(10,404)	(13,342)	(9,897)
Loss (gain) on extinguishment of debt	344	195	(79)	—	(88)

Normalized FFO	97,164	98,668	92,370	87,687	88,693

Straight-lining of rental income	(3,786)	(3,670)	(3,759)	(4,379)	(4,326)
Routine capital expenditures	(2,512)	(1,133)	(823)	(2,927)	(2,243)

FAD	$90,866	$93,865	$87,788	$80,381	$82,124

Per diluted share (1):
Net income applicable to common shares	$0.46	$0.51	$0.23	$0.22	$0.21
Adjustments:
Depreciation and amortization on real estate assets	0.36	0.41	0.52	0.54	0.53
Depreciation on real estate assets related to minority interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Discontinued operations:
Gain on sale of real estate assets	—	(0.19)	—	—	—
Depreciation and amortization on real estate assets	—	—	0.00	0.00	0.00

FFO	0.81	0.73	0.75	0.75	0.73
Gain on foreign currency hedge	—	—	—	—	—
Preferred stock issuance costs	—	—	—	—	—
Bridge loan fee	—	—	—	—	—
Merger-related expenses	0.01	0.01	0.01	0.00	0.01
Reversal of contingent liability	(0.16)	—	—	—	—
Provision for loan losses	0.04	—	—	—	—
Income tax benefit	(0.01)	(0.03)	(0.08)	(0.10)	(0.07)
Loss (gain) on extinguishment of debt	0.00	0.00	(0.00)	—	(0.00)

Normalized FFO	0.69	0.71	0.68	0.66	0.66

Straight-lining of rental income	(0.03)	(0.03)	(0.03)	(0.03)	(0.03)
Routine capital expenditures	(0.02)	(0.01)	(0.01)	(0.02)	(0.02)

FAD	$0.64	$0.68	$0.64	$0.60	$0.62

(1)	Per share amounts may not add due to rounding.

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Ventas Reports Third Quarter Results

November 4, 2008

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and routine capital expenditures.

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

The Company’s normalized FFO excludes (a) gains and losses on the sales of assets, (b) merger-related benefits, costs and expenses that are not capitalized under GAAP, including transitional expenses, amortization of fees related to acquisition financing and costs, gains and losses for foreign currency hedge agreements, and expenses relating to the Company’s lawsuit against HCP, Inc., (c) the impact of any expenses related to real estate asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses or premiums incurred as a result of early debt retirement, (d) the non-cash effect of income tax benefits, (e) dilution, if any, resulting from the Company’s convertible notes, and (f) the reversal of contingent liabilities.

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Ventas Reports Third Quarter Results

November 4, 2008

Normalized FFO and FAD Guidance for the Year Ending December 31, 2008

The following table illustrates the Company’s normalized FFO and FAD per diluted common share guidance for the year ending December 31, 2008:

	UPDATED GUIDANCE For the Year Ending December 31, 2008
Net income applicable to common shares	$1.68	–	$1.71
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to minority interest and gain on sale of real estate assets, net	1.23	–	1.23

FFO	2.91	–	2.94
Adjustments:
Income tax benefit, gain/loss on extinguishment of debt, reversal of contingent liability, provision for loan losses and merger-related expenses, net	(0.20)	–	(0.20)

Normalized FFO	2.71	–	2.74
Straight-lining of rental income and routine capital expenditures	(0.19)	–	(0.19)

FAD	$2.52	–	$2.55

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Ventas Reports Third Quarter Results

November 4, 2008

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the trailing twelve months ended September 30, 2008, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the twelve months ended September 30, 2008	$205,728
Add back:
Pro forma interest (including discontinued operations)	216,001
Pro forma depreciation and amortization (including discontinued operations)	254,699
Stock-based compensation	9,707
Loss on extinguishment of debt	460
Income tax benefit	(27,133)
Minority interest	3,076
Net gain on real estate disposals	(25,869)
Other taxes	1,652

Pro forma EBITDA	$638,321

As of September 30, 2008:
Debt	$3,135,350
Cash	(125,256)

Net debt	$3,010,094

Net debt to pro forma EBITDA	4.7	x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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Ventas Reports Third Quarter Results

November 4, 2008

As of November 4, 2008: Scheduled Maturities of Borrowing Arrangements, Excluding Normal Monthly Principal Amortization *

As of November 4, 2008

(in thousands)

	Total		Credit Facilities	Senior Notes and Convertible Notes	Construction Debt (1) (2)	Mortgages (3)
2008	$—		$—	$—	$—	$—
2009	219,478	(4)	—	49,907	42,126	127,445
2010	547,680		222,702	160,665	81,680	82,633
2011	278,812		—	230,462	11,530	36,820
2012	499,321		—	191,821	—	307,500
Thereafter	1,356,584		—	770,000	—	586,584

	$2,901,875		$222,702	$1,402,855	$135,336	$1,140,982

*	Canadian borrowings are valued at the November 4, 2008 spot rate.

(1)	The Company’s joint venture partners’ pro rata share of total maturities is approximately $21.3 million.

(2)	Ventas has the ability and intention to extend certain construction loans until 2010.

(3)	The Company’s joint venture partners’ pro rata share of total maturities is approximately $114.4 million.

(4)	Ventas holds cash and short-term cash investments of approximately $106 million and has $623 million of undrawn borrowing capacity available under its Credit Facilities.

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Ventas Reports Third Quarter Results

November 4, 2008

Scheduled Maturities of Borrowing Arrangements, Excluding Normal Monthly Principal Amortization *

As of September 30, 2008

(in thousands)

	Total	Credit Facilities	Senior Notes and Convertible Notes	Construction Debt (1) (2)	Mortgages (3)
2008	$—	$—	$—	$—	$—
2009	399,352	—	155,708	42,126	201,518
2010	404,774	62,306	175,000	84,835	82,633
2011	278,938	—	230,588	11,530	36,820
2012	499,321	—	191,821	—	307,500
Thereafter	1,362,462	—	770,000	—	592,462

	$2,944,847	$62,306	$1,523,117	$138,491	$1,220,933

*	Canadian borrowings are valued at the September 30, 2008 spot rate.

(1)	The Company’s joint venture partners’ pro rata share of total maturities is approximately $21.9 million.

(2)	Ventas has the ability and intention to extend certain construction loans until 2010.

(3)	The Company’s joint venture partners’ pro rata share of total maturities is approximately $114.4 million.

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Ventas Reports Third Quarter Results

November 4, 2008

Non-GAAP Financial Measures Reconciliation (In thousands, except per share amounts)

	For the Nine Months Ended September 30,
	2008	2007
Net income applicable to common shares	$167,813	$247,718
Adjustments:
Depreciation and amortization on real estate assets	179,342	157,936
Depreciation on real estate assets related to minority interest	(4,669)	(2,358)
Discontinued operations:
Gain on sale of real estate assets	(25,869)	(129,478)
Depreciation and amortization on real estate assets	888	3,461

FFO	317,505	277,279
Gain on foreign currency hedge	—	(24,314)
Preferred stock issuance costs	—	1,750
Bridge loan fee	—	2,550
Merger-related expenses	3,128	2,327
Gain on sale of securities	—	(864)
Reversal of contingent liability	(23,328)	—
Provision for loan losses	5,994	—
Income tax benefit	(15,557)	(15,753)
Loss (gain) on extinguishment of debt	460	(88)

Normalized FFO	288,202	242,887

Straight-lining of rental income	(11,215)	(12,932)
Routine capital expenditures	(4,468)	(3,445)

FAD	$272,519	$226,510

Per diluted share (1):
Net income applicable to common shares	$1.21	$2.07
Adjustments:
Depreciation and amortization on real estate assets	1.29	1.32
Depreciation on real estate assets related to minority interest	(0.03)	(0.02)
Discontinued operations:
Gain on sale of real estate assets	(0.19)	(1.08)
Depreciation and amortization on real estate assets	0.01	0.03

FFO	2.29	2.32
Gain on foreign currency hedge	—	(0.20)
Preferred stock issuance costs	—	0.01
Bridge loan fee	—	0.02
Merger-related expenses	0.02	0.02
Gain on sale of securities	—	(0.01)
Reversal of contingent liability	(0.17)	—
Provision for loan losses	0.04	—
Income tax benefit	(0.11)	(0.13)
Loss (gain) on extinguishment of debt	0.00	(0.00)

Normalized FFO	2.08	2.03

Straight-lining of rental income	(0.08)	(0.11)
Routine capital expenditures	(0.03)	(0.03)

FAD	$1.96	$1.90

(1)	Per share amounts may not add due to rounding.

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